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                                                                     EXHIBIT 4.1

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

                                CONVERTIBLE NOTE

La Jolla, California                                           $3,000,000.00
January 11, 1996

                  FOR VALUE RECEIVED, LIDAK PHARMACEUTICALS, a California corporation (hereinafter called the "Borrower"), hereby promises to pay to CAPITAL VENTURES INTERNATIONAL or registered assigns (the "Holder") or order, the sum of Three Million Dollars ($3,000,000.00), on January 11, 1998, and to pay interest on the unpaid principal balance hereof at the rate of seven percent (7%) per annum from July 11, 1996 until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. Any amount of principal of or interest on this Note which is not paid when due shall bear interest at the rate of fourteen percent (14%) per annum from the due date thereof until the same is paid. Interest shall commence accruing on July 11, 1996 and shall be payable on the 15th day of each February, May, August and November, commencing August 15, 1996, and at maturity. All payments of principal and interest shall be made in lawful money of the United States of America. All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note.

                  The following terms shall apply to this Note:

                                    ARTICLE I

                                   PREPAYMENT

                  1.1 PREPAYMENT. So long as no Event of Default (as defined herein) shall have occurred and be continuing, the Borrower shall have the right, exercisable on not less than 60 days written notice to the Holder, at any time after the date hereof to prepay this Note in whole or in any part of not less than $500,000 principal amount (or such lesser principal amount as shall remain unpaid at the time of exercise of such right), in
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accordance with this Section 1.1. Any notice of prepayment shall be delivered to the Holder at its registered address appearing on the records of the Borrower and shall state (1) that the Borrower is exercising its right to prepay all or a portion of the principal amount of this Note, (2) the principal amount to be prepaid and (3) the date of prepayment. On the date fixed for prepayment, the Borrower shall make payment of the Prepayment Amount (as hereinafter defined), and accrued and unpaid interest on the principal amount to be prepaid, to or upon the order of the Holder as specified by the Holder in writing to the Borrower at least one business day prior to the prepayment date. If the Borrower exercises its right to prepay all or a portion of this Note, the Borrower shall make payment to the Holder of an amount equal to the sum of (1) the principal amount of this Note to be prepaid plus (2) an amount equal to 25 percent of the principal amount to be prepaid (such sum being referred to as the "Prepayment Amount"), plus in each case accrued and unpaid interest on the principal amount being prepaid to the prepayment date. Upon the prepayment of less than the entire unpaid principal amount of this Note, a new Note containing the same date and provisions as this Note shall be issued by the Borrower to the Holder for the principal balance of this Note which shall not have been prepaid.

                                   ARTICLE II

                         CONVERSION AND PURCHASE RIGHTS

                  2.1 CONVERSION RIGHT. The Holder shall have the right from and after the date of this Note and then at any time on or prior to the day this
Note is paid in full(whether or not the Borrower has sent a notice of prepayment to the Holder pursuant to Article I hereof), to convert at any time all or from time to time any part of the outstanding and unpaid principal amount of this Note of at least $50,000, or such lesser amount as shall remain unpaid at the time of the conversion, into fully paid and nonassessable shares of Class A Common Stock, no par value, of the Borrower as such stock exists on the date of issuance of this Note, or any shares of capital stock of Borrower into which such stock shall hereafter be changed or reclassified (the "Common Stock") at the conversion price determined as provided herein (the "Conversion Price"); provided, however, that one-third of the original principal amount of this Note shall first become convertible on the date which is 30 days after the date on which the Registration Statement (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "Act"), contemplated by Section 2(b) of the Registration Rights Agreement, dated as of January 11, 1996 (the "Registration Rights Agreement"), by and between the Borrower and Capital Ventures International, a Cayman Islands corporation, is first ordered effective by the Securities and Exchange Commission (the "Effective Date"), another one-third of the principal amount of

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this Note shall first become convertible on the date which is 60 days after the
Effective Date and another one-third of the principal amount of this Note shall first become convertible on the date which is 90 days after the Effective Date. Upon the surrender of this Note, accompanied by a Notice of Conversion of Convertible Note in the form attached hereto as EXHIBIT A, properly completed and duly executed by the Holder (a "Conversion Notice"), the Borrower shall issue and, within three business days after such surrender of this Note with the Conversion Notice, deliver to or upon the order of the Holder (1) that number of shares of Common Stock for the portion of the Note converted as shall be determined in accordance herewith, (2) a new Note in the form hereof for the balance of the principal amount hereof, if any, and (3) payment of the accrued and unpaid interest on the portion of the principal amount of this Note so converted. The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal amount of the Note to be converted by the Conversion Price in effect on the date the Conversion Notice is delivered to the Borrower by the Holder.

                  2.2 CONVERSION PRICE. The Conversion Price shall be 80% of the daily mean average of the closing bid prices for the Common Stock on the Nasdaq National Market, or on the principal securities exchange or other securities market on which the Common Stock is then being traded, for the seven (7) consecutive Trading Days (as defined below) ending one Trading Day prior to the date the Conversion Notice is sent by the Holder to the Borrower via facsimile, confirmed by U.S. Mail. "Trading Day" shall mean any day on which the Common Stock may be traded for any period on the Nasdaq National Market, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

                  2.3 AUTHORIZED SHARES. The Borrower covenants that during the period the conversion right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the full conversion of this Note. The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. The Borrower agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

                  2.4 METHOD OF CONVERSION. Except as otherwise provided in this Note or agreed by the Holder, this Note may be converted by the Holder in whole at any time or in part from time to time by (1) submitting to the Borrower a Conversion Notice and (ii) surrendering this Note at the principal office of the Borrower. Upon partial exercise of the conversion rights provided hereby, a new Note containing the same date and provisions as this


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Note shall be issued by the Borrower to the Holder for the principal balance of this Note which shall not have been converted. This Note has been issued pursuant to a Note Purchase Agreement, dated as of January 11, 1996, between the Borrower and the original Holder of this Note (the "Note Purchase Agreement"). By its acceptance of this Note, each Holder agrees to be bound by the terms of the Note Purchase Agreement. This Note has been issued by the Borrower pursuant to the exemption from registration under the Act provided by Regulation D thereunder.

                  2.5 CONCERNING THE SHARES. The shares of Common Stock issuable upon conversion of this Note may not be sold or transferred unless either (i) they first shall have been registered under the Act and applicable state securities laws or (ii) the Borrower shall have been furnished with an opinion of legal counsel to the effect that such sale or transfer is exempt from the registration requirements of the Act and all applicable state securities laws. Each certificate for shares of Common Stock issuable upon conversion of this Note that have not been so registered and that have not been sold pursuant to an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

Upon the request of a holder of a certificate representing any shares of Common Stock issuable upon conversion of this Note, the Borrower shall remove the foregoing legend from the certificate or issue to such holder a new certificate therefor free of any transfer legend, if, with such request, the Borrower shall have received either (i) an opinion of counsel experienced in securities law matters to the effect that any such legend may be removed from such certificate, or (ii) if the present paragraph (k) of Rule 144 or a substantially similar successor rule remains in force and effect, satisfactory representations from the holder that such holder is not then, and has not been during the preceding three (3) months, an affiliate of the Borrower, and that a period of at least three (3) years has elapsed since the later of the date the securities were acquired (as determined under Rule 144) from the Borrower or an affiliate of the Borrower. Nothing in this Note shall limit the Borrower's obligation under
Section 3(n) of the Registration Rights Agreement.

                  2.6 CERTAIN PAYMENTS IN LIEU OF CONVERSION. In no event shall the Borrower issue more than the Maximum Share Amount (as defined below and subject to adjustment as provided


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herein) upon conversion of this Note. Once the Maximum Share Amount has been issued, the remaining outstanding principal amount of this Note shall be immediately due and payable to the extent then eligible for conversion pursuant to Section 2.1 of this Note and the Borrower shall pay to the Holder in immediately available funds an amount equal to the sum of (1) all or such portion of the outstanding principal amount of this Note plus (2) an amount equal to 25 percent of all or such portion of the outstanding principal amount of this Note, together with accrued and unpaid interest on all or such portion of such principal amount to the payment date, it being understood that such amount with respect to any portion of the principal amount of this Note not so eligible for conversion shall become payable at the time such portion of the principal amount of this Note first becomes so eligible for conversion. The Maximum Share Amount shall mean that number of shares of Common Stock as equals the product obtained by multiplying (1) 5,513,018 times (2) a fraction (i) the numerator of which is the original principal amount of this Note and (ii) the denominator of which is the sum of (A) the original principal amount of this Note plus (B) $10,500,000. The Maximum Share Amount shall be subject to adjustment for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring after the date hereof. Borrower covenants to seek approval from its Board of Directors at its January 13, 1996 meeting and, assuming approval by its Board, from its shareholders at its Annual Meeting of Shareholders on or before March 31, 1996 for the issuance of shares of Common Stock in an amount greater that 5,513,018 shares (the "Higher Authorized Share Number"). Notwithstanding anything aforesaid to the contrary in this Section 2.6, in the event that Borrower obtains such shareholder approval on or before such date, the references to Maximum Share Amount, above, in the first two sentences of this paragraph, shall be deemed to be, instead, references to Holder's ratable portion (the "New Maximum Share Amount") of the Higher Authorized Share Number, with such portion calculated by substituting the Higher Authorized Share Number for 5,513,018 in the calculation of the Maximum Share Amount set forth above. The amount of any payment to the Holder will be calculated with reference to the outstanding principal amount of this Note to the extent then eligible for conversion pursuant to Section 2.1 of this Note at the date of the issuance of the New Maximum Share Amount, it being understood that such amount with respect to any portion of the principal amount of this Note not so eligible for conversion shall become payable at the time such portion of the principal amount of this Note first becomes so eligible for conversion. In the event that either Board or shareholder approval is not obtained or a registration statement covering the Higher Authorized Share Number is not effective prior to the date on which the Note may be converted pursuant to Section 2.1 hereinabove, the Maximum Share Amount shall remain unchanged.

                  If at any time the Holder requests the Company to issue in substitution for this Note two or more Notes having an aggregate principal amount equal to the unpaid principal amount


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of this Note immediately prior to such substitution, then the terms of such substitute Notes shall be modified from the terms of this Note to make adequate provision to ensure that the Maximum Share Amount and the New Maximum Share Amount are made applicable pro rata to the principal amounts of such substitute Notes outstanding immediately after such substitution.

                                   ARTICLE III

                                EVENTS OF DEFAULT

                  If of any of the following events of default (each, an "Event of Default") shall occur:

                  3.1 FAILURE TO PAY PRINCIPAL OR INTEREST. The Borrower fails
(a) to pay the principal hereof when due, whether at maturity, upon redemption, upon acceleration or otherwise or (b) to pay any installment of interest hereon when due and, in the case of this clause (b) only, such failure continues for a period of five (5) days after the due date thereof;

                  3.2 CONVERSION AND THE SHARES. The Borrower fails to issue shares of Common Stock to the Holder upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Note, fails to transfer any certificate for shares of Common Stock issued to the Holder upon conversion of this Note and when required by this Note or the Registration Rights Agreement, or fails to remove any restrictive legend on any certificate or any shares of Common Stock issued to the Holder upon conversion of this Note as and when required by this Note, the Agreement or the Registration Rights Agreement and any such failure shall continue uncured for two (2) business days;

                  3.3 BREACH OF COVENANT. The Borrower breaches any material covenant or other material term or condition of this Note (other than as specifically provided in Sections 3.1 and 3.2 hereof), the Note Purchase Agreement or the Registration Rights Agreement (other than breaches of the Registration Rights Agreement occurring subsequent to the date which is 12 months after the Effective Date so long as the Registration Statement remains effective and the prospectus forming part thereof remains available for the sale by the Holder of the shares of Common Stock issuable upon conversion of this
Note) and such breach continues for a period of ten business (10) days after written notice thereof to the Borrower from the Holder, it being understood that the failure of the Company to obtain effectiveness with the Securities and Exchange Commission of the Registration Statement within the 70-day period specified in Section 2(c) of the Registration Rights Agreement for any reason other than the failure of the Company to amend such Registration Statement as specified in Section 2(a) of the Registration Rights Agreement or to use its best efforts to cause such Registration Statement to


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become effective within such period, without more, shall not constitute an Event of Default;

                  3.4 BREACH OF REPRESENTATIONS AND WARRANTIES. Any representation or warranty of the Borrower made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Note Purchase Agreement and the Registration Rights Agreement), shall be false or misleading in any material respect when made and the breach of which would have a material adverse effect on the Company or the prospects of the Company or a material adverse effect on the Holder or the rights of the Holder with respect to this Note or the shares of Common Stock issuable upon conversion of this Note;

                  3.5 RECEIVER OR TRUSTEE. The Borrower or any subsidiary of the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed;

                  3.6 JUDGMENTS. Any money judgment, writ or similar process shall be entered or filed against the Borrower or any subsidiary of the Borrower or any of its property or other assets for more than $500,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the Holder, which consent will not be unreasonably withheld; or

                  3.7 BANKRUPTCY. Bankruptcy, insolvency, reorgani-zation or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any subsidiary of the Borrower;

then upon the occurrence and during the continuation of any Event of Default specified in Section 3.1, 3.2, 3.3, 3.4 or 3.6, at the option of the Holder hereof, the Borrower shall, and upon the occurrence of any event of default specified in Section 3.5 or 3.7, the Borrower shall, pay to the Holder an amount equal to the sum of (1) the unpaid principal amount of this Note plus (2) an amount equal to 25 percent of the unpaid principal amount of this Note, plus accrued and unpaid interest on the unpaid principal amount of this Note to the date of payment and all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

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                  If the Borrower fails to pay any amounts due pursuant to this
Article III within 5 business days of such amounts being due and payable, then the Holder shall have the right at any time, so long as the Borrower remains in default, to require the Borrower, upon written notice, to immediately issue, in lieu of such amounts, the number of Shares of Common Stock of the Borrower equal to such amounts owed by the Borrower to the Holder, divided by the Market Price (as defined below) of the Common Stock. In the event the Borrower is required to so issue shares of Common Stock, the Borrower agrees to use its reasonable best efforts to prepare, file and cause to become effective in a timely manner a registration statement with the Securities and Exchange Commission covering that number of such shares of Common Stock which may be issued to the Holder pursuant to the preceding sentence which exceed the Maximum Share Amount or New Maximum Share Amount, as applicable, as set forth in Section 2.6 hereof.

                  "Market Price" shall be 100% of the daily mean average of the closing bid prices for the Common Stock on the Nasdaq National Market, or on the principal securities exchange or other securities market on which the Common Stock is then being traded, for the seven (7) consecutive Trading Days ending one Trading Day prior to the date the notice described in the preceding sentence is sent by the Holder to the Borrower.

                                   ARTICLE IV

                                  MISCELLANEOUS

                  4.1 FAILURE OR INDULGENCY NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

                  4.2 NOTICES. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or sent by United States mail and shall be deemed to have been given upon receipt if personally served (which shall include telephone line facsimile transmission) or sent by courier or three (3) days after being deposited in the United States mail, certified, with postage pre-paid and properly addressed, if sent by mail. For the purposes hereof, the address of the Holder shall be as shown on the records of the Borrower; and the address of the Borrower shall be 11077 N. Torrey Pines Road, La Jolla, California 92037, Attention: President (facsimile number 619-453-5848). Both the Holder and the Borrower may change the address for service by service of written notice to the other as herein provided.

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                  4.3 AMENDMENT PROVISION. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

                  4.4 ASSIGNABILITY. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns.

                  4.5 COST OF COLLECTION. If default is made in the payment of this Note, the Borrower shall pay the Holder hereof costs of collection, including attorneys' fees.

                  4.6 GOVERNING LAW. This Note shall be governed by the internal laws of the State of California, without regard to the principles of conflict of laws.


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